Exhibit 99.1

            I.C.Isaacs Reports Second Quarter 2003 Income

    NEW YORK--(BUSINESS WIRE)--Aug. 5, 2003--I.C.Isaacs & Company, Inc. (OTCBB: ISAC.OB) today announced its financial results for the second quarter ended June 30, 2003. I.C.Isaacs reported net income of $0.5 million or $0.04 per share for the second quarter of 2003 compared to net income of $0.2 million or $0.03 per share for the second quarter of 2002. Net sales decreased 4.7% to $16.2 million in the three months ended June 30, 2003 from $17.0 million in the three months ended June 30, 2002. All sales were the Marithe & Francois Girbaud brand. Gross profit decreased 19.7% to $5.7 million in the second quarter of 2003 from $7.1 million in the second quarter of 2002. The second quarter decline in net sales and gross profit was more than offset by lower operating expenses. Operating expenses decreased 25.4% to $5.0 million in the second quarter of 2003 from $6.7 million in the second quarter of 2002.
    For the six months ended June 30, 2003 the Company reported a net loss of $0.2 million or ($0.02) per share compared to net income of $1.9 million or $0.24 per share in the same period of 2002. For the six months ended June 30, 2003 net sales decreased 11.6% to $32.8 million compared to $37.1 million in the same period of 2002. Gross profit decreased 33.3% to $10.4 million in the first half of 2003 from $15.6 million in the first half of 2002. Operating expenses decreased 23.9% to $10.2 million in the first half of 2003 from $13.4 million in the first half 2002.
    Staffan Ahrenberg, Chairman of I.C.Isaacs, commented, "We are pleased with our second quarter results. In the second quarter of 2003, the Company continued to make progress in its ongoing efforts in reducing operating expenses. The Girbaud brand continues to be well received in the market and the Company is proceeding with its plan to become more efficient in delivering its product to the marketplace. However, the retail environment continues to be challenging."

    THE COMPANY

    I.C.Isaacs & Company, Inc. is a designer and marketer of branded jeanswear and sportswear based in New York and Baltimore. The Company offers full lines of jeanswear and sportswear for men and women under the Marithe & Francois Girbaud brand in the United States and Puerto Rico.
    This announcement contains forward- looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent, belief, or current expectations of I.C.Isaacs and its management with respect to expenses and expected financial results of the Company for the year 2003, including without limitation statements regarding the Company's expectations with respect to the economic environment in 2003 and belief in the strength and future of the Girbaud brand. Such statements are subject to a variety of risk and uncertainties, many of which are beyond the Company's control, which may cause actual results to differ materially from those contemplated in such forward-looking statements, among other things, (i) changes in the marketplace for the Company's products, including customers' taste, (ii) the introduction of new products or pricing changes by the Company's competitors, (iii) changes in the economy, (iv) termination of one or more of its agreements for the use of the Girbaud brand names and images, and (v) the risk that the Company's sales estimate will differ from actual orders and the Company will order too much or too little inventory. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.

                      I.C. Isaacs & Company, Inc.
                      Consolidated Balance Sheets
                 (000's omitted except per share data)

                                              June 30,     Dec. 31,
                                                2003         2002
                                             -----------  -----------
                                             (Unaudited)
Assets
Current
  Cash, including temporary investments of
   $27 and $82                                     $661         $601
  Accounts receivable, less allowance for
   doubtful accounts of $225 and $245            11,983        8,319
  Inventories                                     3,885        6,445
  Prepaid expenses and other                        472          206
                                             -----------  -----------
    Total current assets                         17,001       15,571
Property, plant and equipment, at cost, less
 accumulated depreciation and amortization        1,567        1,780
Other assets                                      4,873        5,097
                                             -----------  -----------
                                                $23,441      $22,448
                                             ===========  ===========
Liabilities And Stockholders' Equity
Current
  Checks issued against future deposits            $437         $626
  Current maturities of  revolving line of
   credit                                         5,673        5,030
  Current maturities of long-term debt            1,379          767
  Accounts payable                                1,838          908
  Accrued expenses and other current
   liabilities                                    1,864        2,085
                                             -----------  -----------

    Total current liabilities                    11,191        9,416
                                             -----------  -----------

Long-term debt                                    5,179        5,790
Commitments and Contingencies

Stockholders' Equity
  Preferred stock; $.0001 par value; 5,000
   shares authorized, none outstanding               --           --
  Common stock; $.0001 par value; 50,000
   shares authorized, 12,311 shares issued;
   11,135 shares outstanding                          1            1
  Additional paid-in capital                     43,659       43,659
  Accumulated deficit                           (34,266)     (34,095)
  Treasury stock, at cost (1,177 shares)         (2,323)      (2,323)
                                             -----------  -----------

    Total stockholders' equity                    7,071        7,242
                                             -----------  -----------

                                                $23,441      $22,448
                                             ===========  ===========

                      I.C. Isaacs & Company, Inc.
           Consolidated Statements of Operations (Unaudited)
                 (000's omitted except per share data)

                                    Three Months      Six Months
                                        Ended           Ended
                                      June 30,          June 30,
                                  ----------------- -----------------
                                    2003     2002     2003     2002
                                  -------- -------- -------- --------
Net sales                         $16,230  $16,987  $32,773  $37,144
Cost of sales                      10,534    9,894   22,407   21,580
                                  -------- -------- -------- --------
Gross profit                        5,696    7,093   10,366   15,564
                                  -------- -------- -------- --------
Operating Expenses
  Selling                           2,282    3,234    4,739    6,227
  License fees                        925    1,240    1,853    2,683
  Distribution and shipping           475      551    1,071    1,252
  General and administrative        1,355    1,689    2,512    3,215
                                  -------- -------- -------- --------
Total operating expenses            5,037    6,714   10,175   13,377
                                  -------- -------- -------- --------
Operating income                      659      379      191    2,187
                                  -------- -------- -------- --------
Other income (expense)
  Interest, net of interest
   income                            (238)    (139)    (467)    (310)
  Other, net                           50        3      106        9
                                  -------- -------- -------- --------
Total other income (expense)         (188)    (136)    (361)    (301)
                                  -------- -------- -------- --------
Net income (loss)                    $471     $243    $(170)  $1,886
                                  -------- -------- -------- --------
Basic earnings (loss) per share     $0.04    $0.03   $(0.02)   $0.24
Weighted average shares
 outstanding                       11,135    7,835   11,135    7,835
Diluted earnings (loss) per share   $0.04    $0.03   $(0.02)   $0.22
Weighted average shares
 outstanding                       11,135    9,569   11,135    8,683


    CONTACT: I. C. Isaacs & Company, Inc.
             Robert J. Conologue, 212-563-0761